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                            CENTENNIAL CELLULAR CORP.

                                       and

                     BANK OF MONTREAL TRUST COMPANY, Trustee



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                          Third Supplemental Indenture

                           Dated as of January 7, 1999

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                           8 7/8% Senior Notes due 2001



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



          THIRD SUPPLEMENTAL INDENTURE, dated as of January 7, 1999 (the "Third Supplemental Indenture"), to the Indenture, dated as of November 15, 1993 (the "Indenture") and the First Supplemental Indenture, dated as of November 15, 1993 (the "First Supplemental Indenture"), between CENTENNIAL CELLULAR CORP., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), having its principal office at 50 Locust Avenue, New Canaan, Connecticut 06840, and BANK OF MONTREAL TRUST COMPANY, a New York banking corporation, as Trustee (the "Trustee").

                             RECITALS OF THE COMPANY

          WHEREAS, the Company has duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of one or more series of its senior debt securities (the "Notes") to be issued in one or more series as in the Indenture provided;

          WHEREAS, the Company has duly executed and delivered the First Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Notes designated as its 8 7/8% Senior Notes due 2001 (the "8 7/8% Notes") in the aggregate principal amount of $250,000,000;

          WHEREAS, in connection with the merger (the "Merger") of the Company with CCW Acquisition Corp., a Delaware corporation ("CCW") organized at the direction of Welsh, Carson, Anderson & Stowe VIII, L.P., a Delaware limited partnership ("WCAS"), the Company has offered to purchase for cash (each such offer, a "Tender Offer" and collectively, the "Tender Offers"), upon the terms and subject to the conditions set forth in that certain Offer to Purchase and Consent Solicitation (as it may be amended from time to time, the "Offer to Purchase and Consent Solicitation") and the related Consent and Letter of Transmittal (the "Consent and Letter of Transmittal" and together with the Offer to Purchase and Consent Solicitation, the "Offer Documents"), all of the Notes for a cash purchase price with respect to each series of Notes as further described in the Offer to Purchase and Consent Solicitation;

          WHEREAS, in conjunction with the Tender Offers, the Company has solicited (with respect to each series of Notes, a "Solicitation" and collectively the "Solicitations") consents (the "Consents") from Holders of not less than a majority in aggregate principal amount outstanding, of each series of Notes not owned by the Company or its affiliates (the "Requisite Consents") to the Proposed Amendments to the Indenture and the First and Second Supplemental Indentures (collectively, the "Indentures") under which each such series of Notes was issued which would eliminate or modify certain of the covenants and events of default in the Indentures as further described in the Offer to Purchase and Consent Solicitation;

          WHEREAS, this Supplemental Indenture to the First Supplemental Indenture relating to the Proposed Amendments with respect to the 8 7/8% Notes shall be known as the Third Supplemental Indenture;

          WHEREAS, the Company desires and has requested the Trustee to join it in the execution and delivery of this Third Supplemental Indenture in order to give full effect to the Proposed Amendments with respect to its 8 7/8% Notes;

          WHEREAS, Section 10.02 of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee with the consent of the holders of a majority in principal amount of each series of Notes provided certain conditions are met;

          WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Third Supplemental Indenture have been complied with; and

          WHEREAS, all things necessary have been done to make this Third Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture and the First Supplemental Indenture;

          NOW, THEREFORE:

          In consideration of the premises and the purchase and acceptance of the Notes by the holders thereof, the Company mutually covenants and agrees with the Trustee, for the equal and proportionate benefit of all holders of the Notes, that the Indentures are supplemented and amended, to the extent and for the purposes expressed herein, as follows:

PARAGRAPH A
AMENDMENTS TO THE INDENTURE

SECTION 11.08. Statement by Officers as to Default.

          Section 11.08 of the Indenture, which shall apply to the Notes, is amended and restated in its entirety to read as follows:

"SECTION 11.08. Intentionally Omitted."

PARAGRAPH B
AMENDMENTS TO THE FIRST SUPPLEMENTAL INDENTURE

SECTION 9.01.  Restrictions on Merger, Consolidation and
               Sale of Substantially All Assets.

          Section 9.01 of the First Supplemental Indenture, which shall apply to the 8 7/8% Notes, is amended and restated in its entirety to read as follows:

"SECTION 9.01. "Intentionally Omitted."


SECTION 9.02. Successor Corporation Substituted.

          Section 9.02 of the First Supplemental Indenture, which shall apply to the 8 7/8% Notes, is amended and restated in its entirety to read as follows:

"SECTION 9.02. Intentionally Omitted."


SECTION 11.10. Limitations on Debt and Preferred Stock.

          Section 11.10 of the First Supplemental Indenture, which shall apply to the 8 7/8% Notes, is amended and restated in its entirety to read as follows:

"SECTION 11.10. Intentionally Omitted."


SECTION 11.11. Limitations on Restricted Payments.

          Section 11.11 of the First Supplemental Indenture, which shall apply to the 8 7/8% Notes, is amended and restated in its entirety to read as follows:

"SECTION 11.11. Intentionally Omitted."


SECTION 11.12. Limitations on Transactions with Affiliates.

          Section 11.12 of the First Supplemental Indenture, which shall apply to the 8 7/8% Notes, is amended and restated in its entirety to read as follows:

"SECTION 11.12. Intentionally Omitted."


SECTION 11.13. Limitations on Dividend Restrictions Affecting Subsidiaries.

          Section 11.13 of the First Supplemental Indenture, which shall apply to the 8 7/8% Notes, is amended and restated in its entirety to read as follows:

"SECTION 11.13. Intentionally Omitted."


SECTION 11.14. Limitations on Liens Securing Debt.

          Section 11.14 of the First Supplemental Indenture, which shall apply to the 8 7/8% Notes, is amended and restated in its entirety to read as follows:

"SECTION 11.14. Intentionally Omitted."


SECTION 11.15. Limitations on Sale of Assets and Subsidiary Stock.

          Section 11.15 of the First Supplemental Indenture, which shall apply to the 8 7/8% Notes, is amended and restated in its entirety to read as follows:

"SECTION 11.15. Intentionally Omitted."


SECTION 11.17. SEC Reports

          Section 11.17 of the First Supplemental Indenture, which shall apply to the 8 7/8% Notes, is amended and restated in its entirety to read as follows:

"SECTION 11.17. Intentionally Omitted."


ARTICLE SIX -- REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENTS OF DEFAULT.

          Section 6.01 of the First Supplemental Indenture, which shall apply to the 8 7/8% Notes, is amended and restated in its entirety to read as follows:


"SECTION 6.01. Events of Default.

          "Event of Default," whenever used herein with respect to the Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

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               (1) default in the payment of interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

               (2) default in the payment of the principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, optional or mandatory redemption, required repurchase or otherwise; or

               (3) the Company fails to observe, perform or comply with any of its agreements or covenants pursuant to Section 11.16 hereof; or

               (4) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law (a) commences a voluntary case; (b) consents to the entry of an order for relief against it in an involuntary case; (c) consents to the appointment of a Custodian of it or for all or substantially all of its property; (d) makes a general assignment for the benefit of its creditors or generally is not paying its debts as they become due; or

               (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company or any Restricted Subsidiary in an involuntary case; (b) appoints a Custodian of the Company or any Restricted Subsidiary or for all or substantially all of the property of the Company or any Restricted Subsidiary; or (c) orders the liquidation of the Company or any Restricted Subsidiary, and the order or decree remains unstayed and in effect for 60 consecutive days.

               The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law."


PARAGRAPH C
EFFECTIVENESS

          This Supplemental Indenture shall become effective in accordance herewith upon its execution but shall become operative and shall supersede the Indenture and the First Supplemental Indenture to the extent provided herein only if, and on the date (the "Operative Date") that, the Company consummates the purchase of the Notes pursuant to and in accordance with the terms of the Offer to Purchase and Consent Solicitation, dated September 8, 1998. From and after such date, the Indenture and the First Supplemental Indenture shall apply only to the extent not amended and superseded hereby. The Company shall notify the trustee of the Operative Date promptly after such date. Any failure of the Company to give such notice, or any defect therein, shall not, however, in any way impair or affect (a) the validity of this Supplemental Indenture or (b) this Supplemental Indenture becoming operative pursuant to this Paragraph C.





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          IN WITNESS WHEREOF, the parties hereto have caused this Third
Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year above first above written.



                                           CENTENNIAL CELLULAR CORP.



                                           By: /s/ Scott N. Schneider
                                               ______________________________
                                               Title: Senior Vice President
                                                      Chief Financial Officer
                                                      and Treasurer


[CORPORATE SEAL]

ATTEST:


/s/ Scott N. Schneider
______________________________

                                           BANK OF MONTREAL TRUST
                                           COMPANY, as Trustee

                                           By: /s/ Amy Roberts
                                               ______________________________
                                               Title: Vice President



[CORPORATE SEAL]

ATTEST:


/s/ Amy Roberts
______________________________

STATE OF NEW YORK         )
                          :  ss.:
COUNTY OF NEW YORK        )

          On the 7th day of January, 1999, before me personally came Scott N. Schneider, to me known, who, being by me duly sworn, did depose and say that he is Senior Vice President, Chief Financial Officer and Treasurer of CENTENNIAL CELLULAR CORP., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

[NOTARIAL SEAL]

                                                 /s/ Carol Reese
                                                 ______________________________
                                                          Notary Public


STATE OF NEW YORK         )
                          :  ss.:
COUNTY OF NEW YORK        )

          On the 7th day of January, 1999, before me personally came Amy Roberts, to me known, who, being by me duly sworn, did depose and say that she is Vice President of BANK OF MONTREAL TRUST COMPANY, one of the corporations described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that she signed her name thereto by like authority.

[NOTARIAL SEAL]


                                                 /s/ Estelle A. Redding
                                                 ______________________________
                                                          Notary Public